FIRST AMENDMENT TO HOTEL MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO HOTEL MANAGEMENTAGREEMENT (this "Amendment") is made as of this 12th date of August, 2013 by and among INVERSIONES VILAZUL, S.A.S., a corporation organized and existing under the laws of the Dominican Republic ("Owner"), PERFECT TOURS N.V., a company organized under the laws of the Netherlands Antilles ("Owner's Representative", Owner and Owner's Representative, individually and/or collectively, as the context may require, referred to as "Owner") and , a corporation organized and existing under the laws of Nevis ("Operator"). The parties hereto are referred to herein individually as a "Party" and collectively as the "Parties".

RECITALS:

A.Owner and Operator entered into that certain Hotel Management Agreement, dated as of December 20, 2007 (as amended prior to the date hereof, the "Agreement"), pursuant to which Operator agreed to manage that certain hotel located at Punta Cana, Dominican Republic (the "Hotel"), and Owner, as the owner of the Hotel, agreed to retain Operator as the manager of the Hotel, in each case on and subject to the terms and conditions set forth in the Agreement. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

B.Owner and certain affiliates of Owner, on the one hand, and Operator and certain affiliates of Operator, on the other hand, have entered into that certain Transaction Agreement, dated as of July 19, 2013 (the "Transaction Agreement").

C.Pursuant to the Transaction Agreement, Operator and Owner have agreed to amend the Agreement on and subject to the terms and provisions hereof and the Transaction Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, do hereby agree as follows:
1.Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.
2.Transaction Agreement. Owner and Operator hereby agree that all of the covenants, conditions, agreements, representations and warranties contained in the Transaction Agreement (including in the case of Owner, the Playa Officer’s Certificate (as defined in the Transaction Agreement)) are hereby made a part of this Amendment and the Agreement to the same extent and with the same force and effect as if fully set forth herein and therein.
3.General Amendments. Owner and Operator hereby agree to amend the Agreement as follows:
a.Definitions. The following definitions are hereby added to the Agreement at the end of Clause I thereof; provided, however, that to the extent any of the following terms are already defined in the Agreement, the applicable definitions set forth hereinbelow shall replace and supersede the applicable existing definitions in the Agreement:

""Agreement" shall mean this Agreement, as amended by the Amendment and as supplemented, amended or modified by the Transaction Agreement.

"Amendment" shall mean that certain First Amendment to Management Agreement between Owner and Operator dated as of August 12, 2013.

"Brand Name" shall mean "Dreams".

"Discount Rate" shall mean the 10-year Treasury Rate in effect as of the date of the Amendment.

"Event of Default" shall mean the occurrence of any of the events described in Section 11.1 of the Agreement.

"GAAP" shall    mean generally accepted accounting principles, consistently applied.

"Group Management Agreements" shall collectively mean this Agreement and the management, marketing, reservation, booking, services and similar agreements between any Owner Party, on the one hand, and any Operator Party, on the other hand, which may relate to the Hotel or any other hotel owned, directly or indirectly, by any Owner Party and managed or operated by any Operator Party, or with respect to which any Operator Party provides marketing, booking or similar services, in each case pursuant to written agreements with any Owner Party.

"Liquid Assets" shall mean (i) unrestricted assets in the form of cash or cash equivalents which are immediately available for use, and (ii) funds readily available under credit lines (a) which may be used to satisfy any NewCo payment obligations as expressly set forth in the Group Management Agreements, and (b) as to which all conditions to the ability to draw such funds have been satisfied (other than administrative conditions (e.g., the delivery of a draw notice) which are entirely within the sole control of NewCo)

"Liquid Assets Requirement" shall initially mean $50,000,000; provided, however, the "Liquid Assets Requirement" shall be reduced on a dollar for dollar basis by an amount equal to the amount of any termination fees actually received by any Operator Party under and pursuant to any Group Management Agreement, but in no event shall the "Liquid Assets Requirement" be reduced below $25,000,000.

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"Net Worth" shall mean, as of any given date, (x) the total assets of NewCo as of such date, less (y) NewCo's total liabilities as of such date, each as determined in accordance with GAAP.

"Net Worth Requirement" shall mean $250,000,000.00.

"NewCo" shall mean Playa Hotels & Resorts B.V., a private limited company incorporated in the Netherlands, the owner, directly or indirectly, of one hundred percent (100%) of the ownership interests in Owner.

"Operator Parties" shall collectively mean Operator and all affiliates of Operator.

"Owner Parties" shall collectively mean Owner and all affiliates of Owner.

"Party or Parties" shall mean any party or parties, respectively, to the Agreement.

"Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any other person or entity, and any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

"Term" shall mean the Initial Term, as renewed or extended in accordance with the terms and provisions of this Agreement.

"Transaction Agreement" shall mean that certain Transaction Agreement among Owner, and certain affiliates of Owner, on the one hand, and Operator, and certain affiliates of Operator, on the other hand, dated as of July 19, 2013."

b.Termination. The following clause set forth in Section 2.3 of the Agreement is hereby deleted in its entirety: "after the fifth (5th) anniversary of the Effective Date but before a Sale of Playa (as defined in Clause XIV, below) (pursuant to, and as described in, Section 2.4, below)", and is hereby replaced with "strictly in accordance with Section 2.4, below".

c.Sale of the Hotel. Sections 2.4.a and 2.4.b of the Agreement are hereby deleted in their entirety and replaced with the following:

"2.4 Sale of the Hotel.

1.Subject to the terms, provisions, conditions and limitations set forth in Sections 2.4(2), (3) and (4) below and Section 13.2 hereof, the Owner may upon ninety (90) days prior written notice

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to Operator, terminate this Agreement upon a Sale of the Hotel (the "Termination"), provided that as a condition precedent to any such Termination and Sale of the Hotel, Owner shall pay to Operator a termination fee (the "Termination Fee") in an amount equal to (x) the Management Fees and Incentive Fees (as defined in Sections 4.1 and 4.2 below, respectively) payable to Operator over the immediately preceding twelve (12) month period ending on the effective date of such Termination, multiplied by (y) the number of years (plus prorated months, as applicable)) remaining until the tenth (10th) anniversary of the Effective Date (such payment being zero with respect to a termination upon any Sale of the Hotel following the tenth ( I 0th) anniversary of the Effective Date). For the avoidance of doubt, "Management Fees" and "Incentive Fees" for purposes of calculating the Termination Fee shall not include any reimbursements or payments payable under Section 7.1 of this Agreement; it being acknowledged and agreed that such reimbursements and payments to the extent accrued as of the effectiveness of such termination are required to be paid to Operator in connection with a Termination by Owner pursuant to the first sentence of Section 4.7 of this Agreement. A "Sale of the Hotel" means any sale, assignment, transfer, or other disposition, for value or otherwise, voluntary or involuntary, of the Owner's entire title to the Hotel or the site (either fee or leasehold title, as the case may be) to a Person other than an Owner Affiliate (as hereinafter defined), but shall not include a collateral assignment intended to provide security for a loan. For purposes of this Agreement, a "Sale of the Hotel" shall also include (x) any bona fide third-party lease (or sublease) of the entire Hotel or site, for value in a single transaction, to a Person other than an Owner Affiliate, and (y) any bona fide third-party sale, transfer, or other disposition, for value in a single transaction, of Control of Owner or its direct or indirect parent, to a Person other than an Owner Affiliate. "Control" means with respect to Owner or its direct or indirect parent, (i) the ownership, directly or indirectly, of 51% or more of all equity interests in Owner or its direct or indirect parent, as applicable, and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Owner or its direct or indirect parent, as applicable, through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Sale of the Hotel” shall not include (i) any sale, assignment, transfer, lease, sublease or other disposition of the Hotel or the site by the Owner, directly or indirectly, to an Owner Affiliate, or (ii) the Playa Transaction (as defined in the Transaction Agreement). The term "Owner Affiliate" means (A) Owner, (B) any Person that has a direct or indirect ownership interest in (i) Owner, (ii) NewCo, (iii) Playa Hotels & Resorts, S.L. ("Playa"), or (iv) any owner of a Restricted Hotel, but excluding in each case (A) any

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Permitted Financial Investor (as defined in the Transaction Agreement) and (B) any Passive Investor that is not a Competitor (in each case as defined in the Transaction Agreement), (C) any entity in which Owner or a Person described in clause (B) has a direct or indirect ownership interest, (D) any director, officer, management employee, shareholder, member, partner, joint venturer, or lender of Owner, or any entity described in clause (B) or (C) (but excluding in each case (A) any Permitted Financial Investor and (B) any Passive Investor that is not a Competitor (in each case as defined in the Transaction Agreement)), (E) any Person for which any Person described in clause (D) provides services as a director, officer, management employee, consultant, advisor, agent or representative, or (F) any Person for which any Person described in the foregoing clauses (A) through (E) is or will be retained to manage or otherwise operate such Hotel or site. Owner hereby agrees to use commercially reasonable good faith efforts to cause any Sale of the Hotel to be made to a Responsible Owner in accordance with Section 13.2 of this Agreement who agrees to assume Owner's obligations under this Agreement in accordance with Section 13.2 of this Agreement. In addition, Owner and Operator hereby agree to cooperate in good faith in identifying and selecting purchasers of the Hotel that are Responsible Owners and who will agree to assume the Owner's obligations under this Agreement pursuant to Section 13.2 of this Agreement or that are otherwise mutually acceptable to Operator and Owner.

2.Except as expressly permitted by Section 13.2 of this Agreement and strictly in accordance with the express terms, provisions and conditions thereof, Owner shall not (i) consummate a Sale of the Hotel, or initiate the Sale of the Hotel, or have any communications or discussions with any Person concerning a potential Sale of the Hotel, until the nine (9) month anniversary of the Playa Transaction Closing (as defined in the Transaction Agreement) (such period, the "Silent Period"), (ii) consummate a Sale of the Hotel until the six (6) month anniversary of the expiration of the Silent Period (the "No Sale Period"), or (iii) with respect to each twelve (12) month period commencing on the expiration of the No Sale Period (each, a "Sale Restriction Period"), sell more than one Restricted Hotel (as hereinafter defined) in any such twelve (12) month period on a cumulative basis (e.g., if no Restricted Hotel is sold during the first twelve (12) month period, two Restricted Hotels can be sold during the second twelve (12) month period); provided, that any such cumulative sales within such twelve (12) month period must be to separate bona fide third party purchasers that are not affiliated with one another) (a "Restricted Hotel Sale"), in each case without the prior written consent of Operator. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, no Sale of

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the Hotel to any Person (A) after any violation of the restrictions set forth in (i) above, or in violation of the restrictions set forth in (ii) or above, (B) other than to a bona fide third party that is not an Owner Affiliate, or (C) in violation of Section 2.4(3) or ill below, shall (or shall be deemed to) give rise to a right of Owner to terminate this Agreement. Following the nine (9) month anniversary of the Playa Transaction Closing, in the event a Restricted Hotel is sold and the Group Management Agreements with respect to such Restricted Hotel (I) are (x) not terminated in connection with such sale of such Restricted Hotel, (y) replaced by an agreement that is no less favorable to Operator (as determined by Operator in its reasonable discretion), or (z) consented to by Operator (which consent, for the avoidance of doubt, may not be unreasonably withheld, conditioned or delayed by Operator so long as the proposed transferee is a Responsible Owner) or (2) assumed by a Responsible Owner pursuant to Section 13.2 of such Group Management Agreements who purchases such Restricted Hotel pursuant to Section 13.2 of such Group Management Agreements, then such sale shall not be counted as a Sale of the Hotel for the purposes of clauses (ii) or (iii) above (and shall not be subject to the restrictions set forth therein) and the Termination Fee shall not be payable in connection therewith. The term "Restricted Hotel" means the Hotel and each Hotel described on Schedule X attached hereto, until such time as a Restricted Hotel has been transferred to a successor owner that is not, directly or indirectly, an Owner Affiliate (so long as (and only so long as) such transfer was undertaken in accordance with the express terms and conditions of the applicable Group Management Agreement), in which case such Hotel shall no longer be deemed a Restricted Hotel from and after such transfer. The terms "Silent Period", "No Sale Period" and each "Sale Restriction Period" are subject to automatic extension or amendment in accordance with Section 8(d) of the Transaction Agreement and to automatic reduction or amendment in accordance with Section 9(b) of the Transaction Agreement.

3.Prior to any Sale of the Hotel, including, without limitation, any Sale of the Hotel to a Responsible Owner pursuant to Section 13.2 hereof, Owner shall provide written notice to Operator that Owner intends to consummate a Sale of the Hotel. At any time within the thirty (30) day period following Operator’s receipt of such written notice, Operator or its designee shall have a right of first offer to acquire the Hotel, which right of first offer shall be exercisable by written notice from Operator or its designee to Owner delivered within such thirty (30) period, which notice shall include the proposed terms and timing (including, without limitation, an all-cash purchase price paid at closing) (the "Proposed Terms") on which Operator or its designee would be willing to purchase the Hotel. In the event Operator or any designee fails to exercise such right of first offer within such thirty (30) day period, Operator shall be deemed to have declined to exercise such right of first offer. If Operator elects not to exercise (or is deemed to have elected not to exercise) the foregoing right of first offer to acquire the Hotel, or the Proposed Terms are rejected by Owner, and a third-party offer for the purchase of the Hotel has not been accepted by Owner (i) within one hundred twenty (120) days following the date on which Operator elects not to exercise (or is deemed to have elected not to exercise) the foregoing right of first offer (or, if applicable, the date on which the Proposed Terms are rejected by Owner), and (ii) at a purchase price equal to or greater than one hundred and five percent (105%) of the all-cash purchase price offered by Operator or its designee in the Proposed Terms, if any, then Operator's right of first offer shall be automatically reinstated and shall apply to any pending and/or subsequent Sale of the Hotel and Owner shall cooperate with Operator to identify and select purchasers of the Hotel that are mutually acceptable to Operator and Owner. In the event the Proposed Terms are accepted by Owner, then Operator or its designee, and Owner shall diligently proceed in good faith with the Sale of the Hotel to Operator or its designee in accordance with the Proposed Terms and the purchase price with respect to the Hotel shall be paid by Operator or its designee to Owner in cash at the closing of such purchase and sale.

4. Owner shall provide written notice (the "ROFR Notice") to Operator of any bona fide third party offer to purchase the Hotel received by Owner or any of its affiliates (including, without limitation, any bona fide third party offer from a Responsible Owner pursuant to Section 13.2 hereof) and the terms of such purchase (the "ROFR Terms"). Following receipt of such ROFR Notice and the ROFR Terms, Operator or its designee shall have a right of first refusal to purchase the Hotel on the ROFR Terms, which right of first refusal shall be exercisable by written notice from Operator to Owner delivered within fifteen (15) days from Operator's receipt of the ROFR Notice and the ROFR Terms. In the event Operator or any designee fails to exercise such right of first refusal within such fifteen (15) day period, Operator shall be deemed to have declined to exercise such right of first refusal. In the event Operator or its designee timely exercises the foregoing right of first refusal, then Operator and Owner shall proceed in good faith with the Sale of the Hotel to Operator or its designee in accordance with the ROFR Terms, provided that the Sale of the Hotel to Operator or its designee shall occur within one hundred twenty (120) days following the expiration of the fifteen (15) day period set forth above. If Operator or its designee elects not to exercise (or is deemed to have elected not to exercise) the foregoing right of first refusal with respect to such sale of the Hotel and such Hotel is not sold (i) within one hundred twenty (120) days following the date on which Operator or its designee elects not to exercise (or is deemed to have elected not to exercise) the foregoing right of first refusal, (ii) at a purchase price equal to at least one hundred percent (100%) of the purchase price set forth in the ROFR Terms, and (iii) otherwise on the same terms and conditions of ROFR Terms, then Operator's right of first refusal shall be automatically reinstated and shall apply to any pending and/or subsequent Sale of the Hotel.

d.Termination Fee for Owner Default. The second sentence of Section 4.7 of the Agreement is hereby deleted in its entirety and replaced with the following:

"In addition to, and not in limitation of, the foregoing, in case of Operator's Termination for Default by Owner on account of any of the express Owner Events of Default described in Section 11.1 hereof, prior to or concurrently with the effectiveness of such Termination for Default, Owner shall pay to Operator an amount (the "Owner Default Termination Fee") equal to (x) the Management Fees and Incentive Fees for the twelve (12) month period immediately preceding the effective date of the Termination for Default, multiplied by (y) the number of years (plus prorated months, as applicable) then remaining until the expiration of the Initial Term, discounted to net present value (using the Discount Rate). Notwithstanding anything contained herein to the contrary, the Parties agree that any discount factor applied to any termination fee payable to Operator hereunder shall be determined using the Discount Rate. For the avoidance of doubt, "Management Fees" and "Incentive Fees" for purposes of calculating the Owner Default Termination Fee shall not include any reimbursements or payments payable under Section 7.1 of this Agreement; it being acknowledged and agreed that such reimbursements and payments to the extent accrued as of the effectiveness of such termination are required to be paid to Operator in connection with an Operator's Termination for Default by Owner pursuant to the first sentence of this Section 4.7. The Parties stipulate, acknowledge and agree that the actual damages to Operator on account of an Operator's Termination for Default by Owner are impractical to ascertain and the Owner Default Termination Fee is a reasonable and proper measure of such damages."

e.Events of Default.

(i)The introductory paragraph to Section 11.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

"The occurrence of any of the following, and only the occurrence of any of the following, events described in this Section 11.1 shall constitute an "Event of Default" hereunder. Upon the occurrence of an Event of Default, the non-defaulting Party shall have all rights and remedies available to such Party hereunder, including, without limitation, the right to terminate this Agreement, and if the non defaulting Party is Operator, to receive the Owner Default Termination Fee (in lieu of, and without duplication of, the Termination Fee). In addition, the non-defaulting

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Party shall have the right to exercise all rights and remedies available at law or in equity, including, without limitation, the right to seek specific performance, to obtain a temporary restraining order or to seek an injunction. Any such actions taken by the non-defaulting Party shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the non-defaulting Party may determine in its sole discretion, to the fullest extent permitted by law or equity, without impairing or otherwise affecting the other rights and remedies of the non defaulting Party permitted by law, equity or contract or as set forth in this Agreement. The Parties acknowledge and agree that any Event of Default hereunder by any Party will result in immediate and irreparable harm to the non-defaulting Party. Notwithstanding anything contained herein to the contrary, for the avoidance of doubt, the Owner Default Termination Fee shall only be paid to Operator upon (and as a condition to) the actual termination of this Agreement on account of an Owner Event of Default (i.e., it shall not be due and payable to Owner during the period of time prior to an actual termination of this Agreement on account of an Owner Event of Default) hereunder in accordance with Section 11.3."

(ii)Section 11.1 of the Agreement is hereby amended as follows: (A) the word "or" at the end of Section 11.1.d is hereby deleted, (B) a";" is hereby inserted in place of the "." at the end of Section 11.1.e and (C) the following new Sections 11.1.f, g, h, i, j, and k are hereby added in alphabetical order to Section 11.1:

"f. Any "Default" or "Event of Default" by Owner or any other Owner Party under the Transaction Agreement or any Group Management Agreement, respectively;

g.Any termination of this Agreement by any Party hereto which is not based on an express termination right set forth herein;

h.any Party commits an Event of Default as defined or described elsewhere in this Agreement;

i.any Sale of the Hotel by Owner in violation of the terms and provisions of this Agreement (for the avoidance of doubt, the occurrence of this Event of Default gives rise to the Owner Default Termination Fee in lieu of, and without duplication of, the Termination Fee);

j.any breach by NewCo of the second sentence of Clause XXX hereof; or

k.any claim by Owner that this Agreement has been, is or will be, terminated, but only if (x) such claim is made in bad faith, and (y) there is no reasonable basis pursuant to the express terms and provisions of this Agreement to support such termination of this Agreement by Owner."

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(iii)The following paragraph is hereby added to the end of Section 11.1:

"In the event Owner or any Owner Party becomes aware of any default by Operator that would give rise to an Operator Event of Default hereunder and fails to notify Operator of such default within ninety (90) days following the date on which Owner first becomes aware of such default, then Owner shall be deemed to have waived the right, and shall be estopped from asserting, that such default constitutes an Operator Event of Default hereunder."

f.Operator Right to Continue Performance. Section 11.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

"11.3 Right to Continue Performance. If Owner has notified Operator in writing of an alleged default by Operator under Section 11.1 of this Agreement, Operator shall have a period of twenty (20) business days thereafter in which to send Owner written notice (the "Dispute Notice") that Operator in good faith disputes (the "Dispute") the occurrence of such default. Upon sending or receiving the Dispute Notice, Owner or Operator, respectively, shall have the right to institute arbitration proceedings in accordance with Clause XV hereof. Until the earlier to occur of (x) such Dispute being finally determined by an arbitration panel in accordance with Clause XV hereof, and (y) such Dispute being finally resolved by the Parties (as determined by each Party in its sole and absolute discretion), and notwithstanding any rights or remedies of Owner at law or in equity, Owner and Operator hereby agree that Operator shall have the right (but not the obligation) to continue to manage the Hotel, and otherwise perform its duties and obligations hereunder, subject to and in accordance with this Agreement and Operator shall be paid all fees and other sums payable to Operator hereunder in connection therewith as and when the same become due and payable in accordance with this Agreement. Any breach by Owner of this Section 11.3 shall constitute an immediate Owner Event of Default hereunder. Notwithstanding anything contained in this Section 11.3 to the contrary, the Parties acknowledge and agree that notwithstanding the determination of such Dispute by an arbitration panel in accordance with Clause XV, such determination shall not (1) prevent any Party from pursuing its rights and remedies hereunder to the extent provided pursuant to Section 19.2 hereof and (2) constitute a final resolution of any dispute arising under the Transaction Agreement."

g.Responsible Owner.

i.    The reference in Subclause (b) of Section 13.2 of the Agreement to "Playa Hotels & Resorts, S.L." is hereby deleted and replaced with NewCo.

ii.    Subclause (iii) of Section 13.2 of the Agreement is hereby deleted and replaced with the following:

"(iii) is not a Competitor (as defined in the Transaction Agreement)."

h.Sale of Playa. For so long as a Sale of Playa Waiver Termination has not occurred, Clause XIV of the Agreement is hereby deleted in its entirety and all references in the Agreement to "Sale of Playa" are hereby deleted.

i.Notices. Sections 17.1, 17.2 and 17.3 of the Agreement are hereby deleted in their entirety and replaced with the following:

"17.1 Formalities and Delivery. All notices, consents, approvals and requests required or permitted hereunder (each, a "Notice") shall be given in writing and shall be effective for all purposes if either hand delivered with receipt acknowledged, or by a nationally recognized overnight delivery service (such as Federal Express), or by certified or registered United States mail, return receipt requested, postage prepaid, or by facsimile and confirmed by facsimile answer back, in each case addressed as follows (or to such other address or person as a party shall designate from time to time by notice to the other patty):

If to Operator:    _______________________

With a copy to:    _______________________

If to Owner:    c/o Playa Management USA, LLC
3950 University Drive, Suite 301
Fairfax, Virginia 22030 USA
Attention: Bruce Wardinski

With a copy to:    c/o Playa Management USA, LLC
3950 University Drive, Suite 30 l Fairfax, Virginia 22030 USA Attention: General Counsel

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a business day; in the case of overnight delivery, upon the first attempted delivery on a business day; or in the case of facsimile, upon the confirmation of such facsimile transmission.

(j)    Applicable Law. Clause XIX of the Agreement is hereby deleted in its entirety and replaced with the following:

"ARTICLE XIX
APPLICABLE LAW, JURISDICTION AND COMPETENT COURTS

19.1Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware, without considering the principals of conflicts of laws.

19.2JURISDICTION AND COMPETENT COURTS. ANY LEGAL SUIT, ACTION OR PROCEEDING THAT HAS AS ITS OBJECT ONLY A TEMPORARY RESTRAINING ORDER, INJUNCTIVE RELIEF OR THE ENFORCEMENT OF THE ARBITRATION RULING ISSUED IN ACCORDANCE WITH PROVISIONS OF CLAUSE XV HEREOF AND ITS FULL AND TIMBLY PERFORMANCE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH PARTY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. OPERATOR DOES HEREBY DESIGNATE AND APPOINT NATIONAL CORPORATE RESEARCH, LTD. AT

10 EAST 40TH STREET, 10TH FLOOR, NEW YORK, NEW YORK 10016, AND OWNER DOES HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY, 1180 AVENUE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK 10036, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH PARTY MAILED OR DELIVERED TO SUCH PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH PARTY (i) SHALL GIVE PROMPT NOTICE TO THE OTHER PARTIES OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEA YING A SUCCESSOR. EXCEPT AS PROVIDED IN CLAUSE XV, THE PARTIES EXPRESSLY WAIVE THE VENUE OF ANY OTHER JURISDICTION THAT MAY CORRESPOND TO THEM BY VIRTUE OF THEIR DOMICILE, NATIONALITY OR ANY OTHER REASON."

(k)Confidentiality.

(1)The proviso set forth in Clause XXIV of the Agreement is hereby deleted in its entirety and replaced with the following:

"; provided, however, subject to the immediately succeeding two paragraphs, that such information may be disclosed to the Owner's or Operator's accountants, attorneys, consultants, advisors, service companies, potential buyers, existing or potential shareholders and equity investors, and existing or potential providers of financing, provided (i) such permitted recipients have been informed of the confidentiality of all such information and have been instructed to treat such information as strictly confidential; and (ii) such permitted recipients have agreed to preserve the confidentiality of all such information."

(2)The following two paragraphs are hereby added to the end of Clause XXIV of the Agreement:

"Notwithstanding anything contained herein to the contrary, no Party hereto or any of its respective employees, directors, equityholders, representatives, agents, or affiliates shall, without the prior written consent of the other Party hereto, make any announcement or disclosure to any person or entity of the terms or provisions of the Transaction Agreement or the Amendment, other than (A) to such Party's (or its affiliate's) advisors, representatives, existing providers of financing, existing shareholders or existing equity investors (and in the case of Operator, the Mullen Family, L.P. and its equity investors), provided such recipient of such information, prior to any disclosure of such information to such recipient, is either bound by a duty of confidentiality or acknowledges in writing the confidential nature of such information and agrees in writing to keep such information confidential (for the avoidance of doubt, an investors' agreement or investment agreement with shareholders and equityholders of NewCo containing confidentiality provisions restricting disclosures, which disclosure restrictions apply to the terms and provisions of the Transaction Agreement and the Amendment, that is entered into by such shareholder or equity holder for the benefit of NewCo shall constitute such shareholder's or equity holder's agreement in writing to keep such information confidential (each such investor's agreement or investment agreement is referred to herein as, a "Investors' Agreement")), (B) to such Party's prospective providers of financing, provided any such provider of financing acknowledges in writing the confidential nature of such information and agrees in writing to keep such information confidential, prior to any disclosure of such information to such provider of financing, (C) such Party's prospective shareholders or equity investors, provided any such shareholder or equity investor acknowledges in writing the confidential nature of such information and agrees in writing to keep such information confidential, prior to any disclosure of such information to any such shareholder or equity investor (for the avoidance of doubt, an Investors' Agreement that is entered into by such shareholder or equity holder of NewCo in favor of NewCo shall constitute such party's agreement in writing to keep such information confidential), (D) to any prospective purchaser of the Hotel in connection with a prospective sale of the Hotel in accordance with this Agreement, provided such prospective purchaser acknowledges in writing the confidential nature of such information and agrees in writing to keep such information confidential, prior to any disclosure of such information to such prospective purchaser, and (E) any public announcement or disclosure of such information in connection with any Party's financing, bond offering or initial public offering, provided (1) such public announcement or disclosure does not contain more information (or detail) than what is reasonably required in connection with such financing, bond offering or initial public offering, (2) such public announcement or disclosure (including the scope and detail thereof) is consistent with the disclosing Party's past practices for similar public announcements or disclosures, and (3) the disclosing Party affords the non-disclosing Party an opportunity to review and comment on the final draft of such public announcement or disclosure prior to the disclosing Party making such public announcement or disclosure (it being acknowledged and agreed that the non-disclosing Party shall not have any consent or approval rights with respect thereto so long as such public announcement or disclosure complies with the foregoing clauses (E)(l) and (E)(2)). Notwithstanding anything contained herein to the contrary, except (a) for disclosures to the Competitor Shareholder (as hereinafter defined), which disclosures, for the avoidance of doubt, shall be subject to the other terms and provisions of this Clause XXIV, or (b) in connection with a public announcement or disclosure permitted by the foregoing clause (E), in no event shall Owner or its employees, directors, equityholders, representatives, agents, or affiliates disclose the existence of the Transaction Agreement, the Amendment or the terms and provisions thereof, to any Competitor (as defined in the Transaction Agreement) or any direct or indirect owner of a hotel or reso11 that Operator or any of its affiliates, manages, operates or provides similar services, without Operator's prior written consent, which Operator may grant or withhold in its sole and absolute discretion. The "Competitor Shareholder" shall mean the international hotel brand that is a shareholder or equity holder of NewCo as of the date of the Amendment.

To the extent Owner's confidentiality obligations under the foregoing paragraph with respect to disclosures to a shareholder or an equity holder are satisfied via an Investors' Agreement only (i.e. in lieu of a separate confidentiality agreement), Owner covenants and agrees to (or, as applicable, to cause NewCo to) exercise (x) its rights under such Investors' Agreement to enforce the confidentiality provisions contained therein to prevent a disclosure by such shareholder or equity holder in breach of the foregoing paragraph; and (ii) its rights and remedies with respect to any disclosure by such shareholder or equity holder in breach of the foregoing paragraph; provided, however, that in the event of such a breach, Owner and NewCo shall be responsible to Operator and the Operator Parties on demand for, and Owner and NewCo each hereby agree to be responsible to Operator and the Operator Parties on demand for, the actual losses, costs or damages, including, without limitation, reasonable legal fees and expenses, suffered or incurred by Operator or any Operator Party and directly arising from such breach."

(l)    Intellectual Property / Reporting Provisions. The following Clause XXVIII is hereby added to the Agreement in numerical order:

"CLAUSE XXVIII
Intellectual Property / Reporting Provisions

(1)The name of the Hotel shall be Dreams Punta Cana Resorts and Spa, or such other name as may be agreed upon by the Parties in writing, provided such name shall always include the Brand Name. The Parties expressly acknowledge and agree that Operator's use of the Brand Name in connection with the Hotel shall not require the payment of any royalty fee by Owner to Operator or any of its affiliates. The name of the Hotel shall be used in all references to the Hotel. All rights in and to (i) the Brand Name and "Apple Leisure Group" (or any version thereof), and (ii) any logo, mark, design, or style (a) used in connection with the Brand Name from time to time and owned or licensed by Operator or its affiliates, or (b) owned or licensed by Operator or its affiliates and otherwise used in connection with the Hotel ((i) and (ii), collectively, the "Trademarks") shall be exclusively vested in Operator, and Owner shall not have any rights thereto. Owner shall not acquire any right, title or interest of any kind or nature whatsoever in the Trademarks or the goodwill associated therewith. In addition, Owner shall not contest the rights of Operator or its affiliates in respect of the Trademarks, including any additions or improvements to the Trademarks. Operator reserves the sole right and discretion to handle disputes and control actual or threatened litigation with third parties relating to any part of the Trademarks. If the name of the Resort includes the name "Apple Leisure Group" or "Dreams" or any other or additional brand, logo, mark, design, style or trade name in use by Operator from time to time, Owner shall not have any rights to such name. Operator may refer to the Hotel by such name in publications of its own activities not specifically connected with the Hotel. Operator shall also be entitled to promote the Hotel as an "Apple Leisure Group" hotel and display "Apple Leisure Group" literature and literature from other Operator affiliated brands in the Hotel, as Operator may determine in accordance with its group brand strategy from time to time during the Term of this Agreement.

(2)Owner acknowledges that Operator or one of its affiliates is or will become the owner or licensee of certain intellectual property, including (i) software owned or licensed by Operator or one of its affiliates and in use at one or more other hotels operated and managed by Operator or any of its affiliates and all source and object code versions thereof and all related documentation, flow charts, user manuals, listing and service/operator manuals, market information and any enhancements, modifications or substitutions thereof; (ii) trade secrets, know-how and other proprietary information relating to the operating methods, procedures and policies distinctive to the hotels operated and managed by Operator or any of its affiliates; (iii) customer information, customer lists, personal guest profiles and information regarding guest preferences from the hotels and resorts operated and managed by Operator or any of its affiliates; (iv) reports and other business or marketing plans; and (v) Trademarks, excluding in each case those items set forth in Paragraph (8)(a) and (b) below (collectively, the "Intellectual Property"). Operator may utilize the Intellectual Property in connection with the operation of the Hotel to the extent Operator deems appropriate for the purpose of carrying out its agreements and obligations hereunder, but neither such use nor anything contained in this Agreement shall confer any proprietary license or other rights in the Intellectual Property upon Owner, any of its affiliates or any third parties.

(3)Owner agrees that no right or remedy of Owner for any default of Operator hereunder, or the delivery of possession of the Hotel, shall confer upon Owner, or any Person claiming by or through Owner, the right to use the Intellectual Property in connection with the use or operation of the Hotel or otherwise. Upon the expiration or sooner termination of this Agreement, Owner shall return to Operator all Intellectual Property (including any Intellectual Property in digital form) received by Owner from or on behalf of Operator, if any, and shall not use the Intellectual Property. In the event of any breach of this covenant by Owner, Manager shall be entitled to relief by injunction and/or specific performance, and to all other available legal or equitable rights or remedies. The provisions of this Clause XXVIII shall survive the expiration or sooner termination of this Agreement.

(4)Owner may not itself use the Trademarks or apply for registration of any rights in the Trademarks. Without Operator's prior written consent, which Operator may grant or withhold in its sole and absolute discretion, Owner may not use any of the Trademarks as all or part of its legal name or any other trade or assumed name under which Owner does business, and Owner shall disclose in any trade or assumed name filing that the Hotel is independently managed and that Owner has no ownership rights in the Trademarks. Owner shall not superimpose upon, associate with, or show in proximity to the Trademarks so as to alter or dilute them any other letter, word, design, symbol, or other matter of any kind, and Owner shall not combine any of the Trademarks with any other trademark, service mark or logo.

(5)Operator reserves the sole right and discretion to:

(a)determine how and on what materials the Trademarks may be used;

(b)require the signing of commercially reasonable secrecy agreements by Hotel personnel and third parties to protect the confidentiality and the proprietary nature of the Intellectual Property; and

(c)handle disputes and control actual or threatened litigation with third parties relating to any part of the Trademarks or the use, violation, infringement or dilution thereof.

(6)Operator, at its own expense, shall maintain in full force and effect throughout the Term of this Agreement: (x) its legal existence, and (y) its (or its applicable affiliate's) rights (whether by ownership or license) in and to the Trademarks as necessary for it to timely observe and perform in all material respects all of the terms and conditions of this Agreement.

(7)Operator shall indemnify, defend and hold harmless Owner and its affiliates, and their respective shareholders, trustees, partners, members, beneficiaries, directors, officers, managers, employees, agents and representatives, and the successors and assigns of each of the foregoing, from and against any and all claims, demands, actions, penalties, suits and liabilities (including the reasonable and documented out-of-pocket cost of defense, settlement, appeal, reasonable attorneys' fees and disbursements and any other reasonable and documented out-of-pocket amounts required to be paid to third parties in connection with such matters) (collectively, "Claims") that are actually incurred by any of the indemnified parties to the extent arising from any Claim by any third party that any Trademark is not owned or licensed by Operator or its affiliates.

(8)Notwithstanding anything contained in this Agreement to the contrary, Operator's reporting obligations to Owner under this Agreement, including, without limitation, Section 7.4 of this Agreement, shall be limited to the following (collectively, the "Permitted Information"):

(a)the statements specifically required by Section 7.4(b)(i) through (v) and Section 7.4(c) of this Agreement, and including a monthly report on the state of the Hotel's business and operative affairs in the immediately previous month and from the start of the corresponding Fiscal Year in form and substance to be reasonably agreed to by Owner and Operator under this Agreement;

(b)the Budget required pursuant to Section 3.5 of this Agreement;

(c)sales, marketing and other initiatives engaged in by Operator that are specific to the operations of the Hotel;

(d)attendance by representatives of Operator at a quarterly meeting with representatives of Owner to discuss the financial performance and operations of the Hotel; which quarterly meeting shall be at a time and place reasonably acceptable to Owner and Operator; and

(e)reasonably prompt response by Operator to questions of Owner regarding the items described in the foregoing clauses (a) through (d).

In no event shall (A) the Permitted Information include, and Operator shall have the right to specifically exclude therefrom, and (B) Operator shall have no obligation to provide to Owner, any Intellectual Property; provided, however, Operator acknowledges that the items (8)(a) and (b) above shall not constitute Intellectual Property. In addition, and notwithstanding anything contained herein to the contrary, Permitted Information shall specifically exclude (i) brand sales and brand marketing efforts, region and country marketing efforts and marketing efforts for the whole group of hotels subject to one or more Group Management Agreements, (ii) all information regarding any other properties managed by Operator or any other Operator Party and (iii) penetration and market share reports. For the avoidance of doubt, the only sales and marketing information required to be reported by Operator hereunder shall be specific to the Hotel (even if that information only represents a fraction of the Operator's sales and marketing efforts or business plan)."

(m)Financing Provisions. The following Clause XXIX is hereby added to the Agreement in numerical order:

"CLAUSE XXIX
Financing Provisions

Operator shall have the right at any time and from time to time without the consent of, but with prior notice to, Operator to collaterally assign this Agreement and all right, title and interest of Operator hereunder to, or to pledge, encumber, hypothecate or grant a security interest in this Agreement and all right, title and interest of Operator hereunder in favor of, any lender (each, a "Lender") providing financing (the "Financing") to Operator and/or any of the Operator Parties. Owner hereby acknowledges and agrees that upon any exercise by Lender of its rights and remedies with respect to the

Financing, such Lender or its designee shall have the right to succeed to all right, title and interest of Operator in and to all management fees, incentive fees, base fees, fees, amounts and other sums as the same become due and payable to, or of the benefit of, Operator under this Agreement, and subject to any rights of Owner under this Agreement.

Owner covenants and agrees to obtain from any lender or mortgagee (each, a "Mortgagee") which holds a mortgage, security interest or other encumbrance (each, a "Mortgage") on the Hotel during the Term a recognition, non-disturbance and attornment agreement or, if applicable, a recognition, non-disturbance and attornment clause contained in the Mortgage, which shall (a) to the extent available and permissible in the applicable jurisdiction, be recordable in the jurisdiction in which the Hotel is located, and (b) provide that in the event of a foreclosure of such Mortgage (or a deed in lieu of foreclosure), (1) this Agreement shall not be terminated by reason of the foregoing, (2) Operator's right to occupy, operate and manage the Hotel pursuant to and in accordance with this Agreement without interference shall not be disturbed or impeded by any such Mortgagee or successor in interest to such Mortgagee, in each case for so long as Operator continues to perform in all material respects the obligations required to be performed by it pursuant to this Agreement and (3) Operator shall, if the successor owner of the Hotel by reason of such foreclosure or deed in lieu of foreclosure is a Responsible Owner, attorn to such Responsible Owner, subject to the terms and conditions of this Agreement, which attornment shall be effective without the execution and delivery of any document (other than such recognition, non-disturbance and attornment agreement, or, if applicable, Mortgage); provided, however, that balance of the terms and provisions of any such recognition, non-disturbance attornment agreement, or if applicable, Mortgage, shall not negatively affect the foregoing recognition and non-disturbance provisions and shall not otherwise adversely affect Operator's rights, duties and obligations hereunder in any material respect."

(n)NewCo Guaranty. The following Clause XXX is hereby added to the Agreement in numerical order:

CLAUSE XXX GUARANTY

"NewCo hereby joins in the execution of this Agreement for purposes of agreeing to be jointly and severally liable with Owner for the payment of (i) any Management Fees (as defined in Section 4.1 above), Incentive Fees (as defined in Section 4.2 above), termination fees or other amounts payable to Operator under this Agreement, including, without limitation, the Termination Fee payable to Operator pursuant to Section 2.4(1) of this Agreement and Owner Default Termination Fee payable to Operator pursuant to Section 4.7 of the Agreement, and (ii) the obligations described in the last paragraph of Clause XXIV, in each case as and when due and payable to Operator pursuant to this Agreement. At all times during the Term of this Agreement, NewCo hereby agrees to maintain (x) Liquid Assets equal to or greater than the then-applicable Liquid Assets Requirement, and (y) a Net Worth equal to or greater than the Net Worth Requirement. Upon request by Operator, but not more than once per calendar quarter, NewCo shall provide evidence reasonably satisfactory to Operator that NewCo is in compliance with the Liquid Assets Requirement and the New Worth Requirement; it being acknowledged and agreed by the Parties that NewCo's internally prepared quarterly financial statements for the calendar quarter immediately preceding the date of such request certified by the chief financial officer of NewCo shall constitute evidence reasonable satisfactory to Operator for purposes of this Clause XXX. In no event shall NewCo have the right to (and NewCo hereby agrees not to), directly or indirectly, assign, delegate or otherwise transfer its obligations and liabilities under this Clause XXX. Any purpo1ied, direct or indirect, assignment, delegation or other transfer of NewCo's obligations or liabilities under this Clause XXX, shall be an immediate Event of Default hereunder and shall be void ab initio. For the avoidance of doubt, nothing in this Clause XXX shall be deemed to restrict any direct or indirect transfers of interests in NewCo that are permitted pursuant to Section 6 of the Transaction Agreement and such direct or indirect transfers of interests in NewCo that are permitted pursuant to Section 6 of the Transaction Agreement shall not constitute a breach of this Clause XXX. Notwithstanding anything contained in this Clause XXX to the contrary, this Clause XXX and NewCo's obligations hereunder shall automatically terminate upon the earlier to occur of the following, but only if all amounts then due and payable by NewCo pursuant to this Clause XXX have been paid in full: (i) the expiration or earlier termination of this Agreement in accordance with its terms, or (ii) the transfer of the Hotel to, and the assumption of this Agreement by, a successor owner that is not an Owner Affiliate in accordance with the terms and provisions of doubt, in no event shall NewCo be liable for any obligations under this Agreement of any assignee of Owner described in the foregoing clause (ii) that assumes this Agreement in accordance with the terms and provisions hereof."

4.Sale of Playa Waiver Termination. The effectiveness of the amendments to the Agreement set forth in Section 3(h) hereof shall continue in full force and effect until (if ever) the occurrence of a Sale of Playa Waiver Termination (as hereinafter defined). Upon the occurrence of a Sale of Playa Waiver Termination, the amendments set forth in Section 3(h) hereof shall automatically be deemed terminated effective as of the date of this Amendment and the Agreement shall be deemed to have never been amended by the amendments set forth in Section 3(h) hereof. The term "Sale of Playa Waiver Termination" shall mean the automatic termination of the Sale of Playa Waiver (as defined in the Transaction Agreement) on account of Owner's failure to pay to Operator the Termination Fee pursuant to Section 2.4(1) of any of the Group Management Agreements on or prior to the effectiveness of any Termination thereunder. The Parties acknowledge and agree that upon a Sale of Playa Waiver Termination and the termination of the amendments referenced above in this Section 4, the Playa Transaction (as defined in the Transaction Agreement) shall constitute a "Sale of Playa" for all purposes of the Group Management Agreement, including, without limitation, Sections 2.4(1) and Clause XIV (in each case, after giving effect to the termination of the amendments set forth in Section 3(h) hereof).

5.Sophisticated Parties; Reasonable Terms.

(a)Each Party hereby represents, warrants and acknowledges that such Party (i) is a sophisticated investor, familiar with transactions contemplated by the Agreement and this Amendment, (ii) has entered into the Agreement and this Amendment after conducting its own assessment of the alternatives available to it in the market, and after lengthy negotiations in which it has been represented by competent legal counsel of its choice and (iii) has read and understands the terms of the Agreement and this Amendment. Each Party also acknowledges and agrees that the rights of the other Parties under the Agreement and this Amendment are reasonable and appropriate, taking into consideration all of the facts and circumstances, including, without limitation, the risks incurred by the Parties in the transaction contemplated by the Agreement and this Amendment.

(b)No provision in the Agreement, this Amendment or in any other document executed in connection herewith or which is ancillary hereto, and no course of dealing between the Parties, shall be deemed to create any partnership or joint venture between any Owner, on the one hand, and Operator, on the other hand.

6.Representations and Warranties of Parties. Each Party hereto represents and warrants in favor of the other Parties as follows as of the date hereof:

(a)Such Party has been duly organized and is validly existing and in good standing under the laws of the state of its formation, with requisite power and authority, and all rights, licenses, permits and authorizations, governmental or otherwise, necessary to own its properties and to transact the business in which it is now engaged. Such Party is duly so qualified in connection with its properties, business and operations.

(b)Such Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by such Party and the Agreement and this Amendment each constitute the legal, valid and binding obligations of such Party enforceable against such Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. Neither the

Agreement nor this Amendment is subject to, and such Party has not asserted, any right of rescission, set-off, counterclaim or defense.

(c)The execution, delivery and performance of the Agreement and this Amendment by such Party and the transactions contemplated thereby and hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon any of the property of such Party pursuant to the terms of, any agreement or instrument to which such Party is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any governmental authority having jurisdiction over such Party or any of its properties, in each case which would materially and adversely affect the ability of such Party to perform its obligations under the Agreement (as amended by this Amendment). Any consent, approval, authorization, order, registration or qualification of or with any governmental authority required for the execution, delivery and performance by such Party of the Agreement or this Amendment has been obtained and is in full force and effect.

(d)There are no actions, suits or other proceedings at law or in equity by or before any governmental authority now pending or threatened against or affecting any such Party or its properties, which, if adversely determined, would have a material adverse effect on the performance by such Party of its obligations hereunder or under the Agreement.

(e)Such Party is not a party to any agreement or instrument or subject to any restriction which would reasonably be likely to adversely affect the ability of such Party to perform its obligations under the Agreement (as amended by this Amendment). Such Party is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which it or its properties are bound and which would materially and adversely affect the ability of such Party to perform its obligations under the Agreement (as amended by this Amendment).

(f)As of the date hereof, Owner represents and warrants that since January 1, 2013, Owner has not taken any action which would breach the covenants and agreements set forth herein, in the Agreement (as amended by this Amendment) or the Transaction Agreement, assuming such covenants and agreements had been in effect since January 1, 2013.

All of the representations and warranties in this Section 6 and elsewhere in this Amendment shall be true and correct as of the date hereof and shall survive the execution of this Amendment.
7.Owner Release and Covenant Not to Sue. Owner hereby releases and discharges, and covenants not to sue on or otherwise seek to enforce any personal obligation of, Operator or any of its officers, directors, employees, agents, representatives, subsidiaries, parents and affiliates and each of their successors and assigns from any and all claims, demands, damages, actions, causes of action, suits, debts, liabilities and obligations, liens, costs and expenses of every nature, character and description, known or unknown, accrued or not yet accrued, whether anticipated or unanticipated, which Owner now owns or holds, or has at any time heretofore owned or held or may at any time hereafter own or hold, by reason of any manner, cause or thing whatsoever existing as of the date hereof, and arising from, by reason of, in connection with or in any way related to this Amendment, the Agreement, the Transaction Agreement, any Apple Agreement (as defined in the Transaction Agreement) or the Hotel, including, but not limited to, any claim of duress, waiver or joint venturer negligence (including, without limitation, any of the alleged conduct set forth in those certain letters and other correspondence described on Exhibit N to the Transaction Agreement), except to the extent any such claim results from (x) the fraud of Operator or any other party released pursuant to this Section 7, or (y) any payment default of any Apple Entity under any Apple Agreement which (A) Owner and its affiliates do not have actual knowledge of prior to the execution and delivery of this Amendment, and (B) occurred following the date of the Transaction Agreement, but prior to the execution and delivery of this Amendment. Owner hereby represents, warrants, covenants and agrees in favor of Operator that there is no existing breach or default by Operator under the Agreement, and no conduct of Operator prior to the date hereof would constitute a breach of, nor provide Owner with any grounds to terminate the Agreement. Any breach by Owner of the foregoing release and covenant not to sue shall be an immediate Owner "Event of Default" under the Agreement.

8.Operator Release and Covenant Not to Sue. Operator hereby releases and discharges, and covenants not to sue on or otherwise seek to enforce any personal obligation of, Owner or any of its officers, directors, employees, agents, representatives, subsidiaries, parents and affiliates and each of their successors and assigns from any and all claims, demands, damages, actions, causes of action, suits, debts, liabilities and obligations, liens, costs and expenses of every nature, character and description, known or unknown, accrued or not yet accrued, whether anticipated or unanticipated, which Operator now owns or holds, or has at any time heretofore owned or held or may at any time hereafter own or hold, by reason of any manner, cause or thing whatsoever existing as of the date hereof, and arising from, by reason of, in connection with or in any way related to this Amendment, the Agreement, the Transaction Agreement, any Apple Agreement or the Hotel, including, but not limited to, any claim of duress, waiver or joint venturer negligence, except to the extent any such claim results from the fraud of Owner or any other party released pursuant to this Section 8. Operator hereby represents, warrants, covenants and agrees in favor of Owner that there is no existing breach or default by Owner under the Agreement, and no conduct of Owner prior to the date hereof would constitute a breach of, nor provide Operator with any grounds to terminate the Agreement. Any breach by Operator of the foregoing release and covenant not to sue shall be an immediate Operator "Event of Default" under the Agreement.

9.Owner Non-Disparagement. Owner hereby covenants and agrees that Owner and its affiliates shall not, directly or indirectly (including, for the avoidance of doubt, through an Owner Party), make any statement or other communication (whether written or verbal) that impugns or attacks the reputation or character of Operator or any Operator Party, or damages the goodwill of the Operator or any Operator Party, which statements or other communications shall include, without limitation, any statement or communication to a third party of Owner's intention to, or possession of grounds to, terminate the Agreement; provided, however, that the provisions of this Section 9 shall not apply to (i) any statement or communication to the extent required by law, or (ii) any written statement of facts or circumstances filed with a court of competent jurisdiction in connection with any litigation arising out of the Agreement, this Amendment or the Transaction Agreement. Any breach by Owner or any Owner Party of this Section 9 shall be an immediate Owner Event of Default under the Agreement.

10.Operator Non-Disparagement. Operator hereby covenants and agrees that Operator and its affiliates shall not, directly or indirectly (including, for the avoidance of doubt, through an Operator Party), make any statement or other communication (whether written or verbal) that impugns or attacks the reputation or character of Owner or any Owner Party, or damages the goodwill of Owner or any Owner Party, which statements or other communications shall include, without limitation, any statement or communication to a third party of Operator's intention to, or possession of grounds to, terminate the Agreement; provided, however, that the provisions of this Section 10 shall not apply to (i) any statement or communication to the extent required by law, or
(ii) any written statement of facts or circumstances filed with a court of competent jurisdiction in connection with any litigation arising out of the Agreement, this Amendment or the Transaction Agreement. Any breach by Operator or any Operator Party of this Section 10 shall be an immediate Operator Event of Default under the Agreement.

11.Termination Release. Notwithstanding anything to the contrary contained in the Agreement (as modified by this Amendment), concurrently with the payment by Owner to Operator of the Termination Fee required in connection with a Termination, and the acceptance of such Termination Fee by Operator, each Party shall execute and deliver to the other Party a release and covenant not to sue in the form of Schedule 11 attached hereto and made a part hereof (the "Release"). For the avoidance of doubt, the approval by a Party of the Release provided by the other Party shall not be a condition to any Termination.

12.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly with in the State of Delaware and without regard to conflict of laws principles.

13.Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING THAT HAS AS ITS OBJECT ONLY A TEMPORARY RESTRAINING ORDER, INJUNCTIVE RELIEF OR THE ENFORCEMENT OF THE ARBITRATION RULING ISSUED IN ACCORDANCE WITH PROVISIONS OF CLAUSE XV OF THE AGREEMENT AND ITS FULL AND TIMELY PERFORMANCE SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND EACH PARTY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. OPERATOR DOES HEREBY DESIGNATE AND APPOINT NATIONAL CORPORA TE RESEARCH, LTD. AT 10 EAST 40TH STREET, 10TH FLOOR, NEW YORK, NEW YORK 10016, AND EACH OF OWNER AND NEWCO DO HEREBY DESIGNATE AND APPOINT CORPORATION SERVICE COMPANY, 1180 AVENUE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK 10036, IN EACH CASE, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF SUCH PARTY MAILED OR DELIVERED TO SUCH PARTY IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH PARTY, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH PARTY (i) SHALL GIVE PROMPT NOTICE TO THE OTHER

PARTIES OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (ii) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (iii) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. EXCEPT AS PROVIDED IN CLAUSE XV OF THE AGREEMENT, THE PARTIES EXPRESSLY WAIVE THE VENUE OF ANY OTHER JURISDICTION THAT MAY CORRESPOND TO THEM BY VIRTUE OF THEIR DOMICILE, NATTONALITY OR ANY OTHER REASON.

14.Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of the Agreement or this Amendment, nor consent to any departure by any Party therefrom, shall in any event be effective unless the same shall be in a writing signed by the Party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Party shall entitle such Party to any other or future notice or demand in the same, similar or other circumstances. Neither any failure nor any delay on the part of any Party in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.

15.Waiver of Jury Trial. EACH PARTY HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE AGREEMENT OR THIS AMENDMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH OR HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH PARTY HERETO, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER.

16.Headings / Exhibits. The Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. The Exhibits and Schedules attached hereto, are hereby incorporated by reference as a part of this Amendment and the Amendment with the same force and effect as if set forth in the body hereof.

17.Severability. Wherever possible, each provision of the Agreement and this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement or this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement or this Amendment.

18.Prior Agreement. This Amendment, the Agreement (as amended hereby) and the Transaction Agreement contain the entire agreement of the Parties in respect of the transactions contemplated hereby, and all prior agreements, understandings and negotiations among or between such parties, whether oral or written, are superseded by the terms of this Amendment, the Agreement (as amended hereby) and the Transaction Agreement.

19.No Third Party Beneficiaries. This Amendment is solely for the benefit of the Parties hereto and nothing contained herein shall be deemed to confer upon anyone other than the Parties hereto any right to insist upon or to enforce the performance or observance of any of the obligations contained therein.

20.Assignment. Without the prior written consent of the other Party hereto, except as expressly set forth herein or in the Agreement (as modified by this Amendment), no Party shall have the right to assign this Amendment or the Agreement or its rights, titles, interests or obligations hereunder or thereunder. This Amendment shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the Parties hereto, including, without limitation, any successor, transferee or subsequent owner of the Hotel that acquires the Hotel and assumes the Agreement and this Amendment or acquires the Hotel in a transaction that violates the restrictions on sales of the Hotel set forth in the Agreement (as modified by the Amendment).

21.Ratification. Except as expressly set forth herein, all terms and provisions contained in the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

22.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

23.Conflict. In the event there is any direct conflict between the terms and provisions of this Amendment and the terms and provisions of the Transaction Agreement, the terms and provisions of this Amendment shall control. For purposes of this Section 23, a conflict shall not exist solely as a result of this Amendment containing a term or provision that is not included in the Transaction Agreement, or the Transaction Agreement containing a term or provisions that is not included in this Amendment.

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Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

OWNER:

INVERSIONES VILAZUL, S.A.S., a corporation organized and existing under the laws of the Dominican Republic

By:
Name:
Title:

OWNER'S REPRESENTATIVE:

PERFECT TOURS N.V., a company organized and existing under the laws of Netherlands Antilles

By:
Name:
Title:

By:
Name:
Title:

OPERATOR:

________________________________________,
a limited liability company organized and existing under the laws of Nevis

By:
Name:
Title: